EXHIBIT 23.1

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                                 DIXON ODOM PLLC
                  Certified Public Accountants and Consultants





                         CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors
American Community Bancshares, Inc.
Monroe, North Carolina

We consent to the incorporation by reference in this registration statement of American Community Bancshares, Inc. on Form S-8 of our report, dated February 17, 2000 included in the Annual Report of American Community Bank for the year ended December 31, 1999 and to the use of our report dated February 17, 2000 appearing in the Proxy Statement-Prospectus which is made a part of American Community Bancshares, Inc.'s Form S-4 dated February 25, 2000 (Registration No. 333-31148).


/s/ DIXON ODOM  PLLC

Sanford, North Carolina
March 26, 2001


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